UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8 K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 16, 2014

GLOBAL CLEAN ENERGY HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-12627	87-0407858
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2790 Skypark, Suite 105 Torrance, California		90505
(Address of principal executive offices)		(Zip Code)
(310) 641-4234
(Registrant’s Telephone Number, Including Area Code)

100 W. Broadway, Suite 650 Long Beach, California 90802
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8 K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a 12 under the Exchange Act (17 CFR 240.14a 12).

☐	Pre-commencement communications pursuant to Rule 14d 2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 4.01       Changes in Registrant’s Certifying Accountant.

(a)	Previous independent auditor

On April 15, 2014, Global Clean Energy Holdings, Inc. (“we,” “our” or the “Company”) reported that Anton & Chia, the Company’s independent registered public accounting firm, had informed the Company that Anton & Chia had resigned as the Company’s independent registered public accounting firm.

(b)	New independent auditor

On September 16, 2014, we engaged Hartley Moore Accountancy Corporation (“HMAC”) to serve as our independent auditors for the fiscal year fiscal year ending December 31, 2013 and for the fiscal quarters ended March 31, June 30 and September 30, 2014.  The engagement of HMAC was approved by our board of directors.

During the years ended December 31, 2013 and 2012 and the interim period between December 31, 2013 and September 16, 2014, neither we nor anyone acting on our behalf consulted HMAC regarding either (i) the application of accounting principles to a specific, completed or proposed transaction, or the type of audit opinion that might be rendered on our financial statements, or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 22, 2014	GLOBAL CLEAN ENERGY HOLDINGS, INC. By: /s/ Richard Palmer Richard Palmer Chief Executive Officer